                                                                    Exhibit 99.1

NEWS BULLETIN
FROM:

--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:
At the company:                             At FRB/Weber Shandwick
John M. Casper                              Lisa Fortuna
Chief Financial Officer                     lfortuna@webershandwick.com
(937) 586-5600                              (312) 266-7800

FOR IMMEDIATE RELEASE
TUESDAY, MAY 7, 2002

                   DT INDUSTRIES REPORTS THIRD QUARTER RESULTS

          -----------------------------------------------------------

DAYTON, OH, May 7, 2002 - DT Industries, Inc. (Nasdaq: DTII), an
engineering-driven designer, manufacturer and integrator of automation systems and related equipment used to manufacture, assemble, test or package industrial and consumer products, today reported a net loss of $12.8 million, or $1.23 per diluted share, for the three months ended March 24, 2002 compared with a net loss of $3.4 million, or $0.34 per diluted share, in the corresponding prior year period. The financial results included an after-tax restructuring charge of
$6.3 million, or $0.61 per diluted share, related to the closure of four manufacturing facilities as part of the Company's integration plans described below. Net sales for the quarter ended March 24, 2002 decreased $63.8 million to
$60.2 million from $124.0 million for the three months ended March 25, 2001.
Gross margins increased to 17.4% in the third quarter of fiscal 2002 compared to
16.6% in the third quarter of fiscal 2001. Operating income decreased $12.7 million to a loss of $12.1 million from income of $0.6 million in the same period last year. Divestitures of four business units accounted for $10.6 million of the decrease in net sales with minimal impact on operating income.

The Company adopted the new accounting standard, FASB 142, related to goodwill and other intangible assets during the first quarter of fiscal 2002 and, as a result, discontinued goodwill amortization contributed to a $1.3 million favorable variance in pre-tax income compared with the third quarter of fiscal
2001. For purposes of comparison, if the accounting treatment had been the same last year, third quarter fiscal 2001 EPS would have increased by $0.12 per diluted share resulting in a net loss of $0.22 per diluted share. The new accounting treatment will have a similar impact in the remaining quarter of fiscal 2002.

Third quarter order inflow was $65.3 million, down from $70.1 million in the prior year quarter. Backlog at the end of the third quarter was $147.2 million compared with $251.1 million a year earlier and $217.6 million at the end of fiscal 2001.

For the nine months ended March 24, 2002, DTII reported a net loss of $13.0 million, or $1.25 per diluted share, compared with a net loss of $7.5 million, or $0.74 per diluted share for the same period a year earlier. The financial results included an after-tax restructuring charge of $7.3 million, or $0.71 per diluted share, related to the closure of the four manufacturing facilities. Net sales for the nine months ended March 24, 2002 decreased

$123.0 million to $248.8 million from $371.8 million for the corresponding prior year period. Gross margins increased to 19.7% for the nine months ended March
24, 2002 from 17.6% in the corresponding prior year period. Operating income decreased $8.9 million to a loss of $3.2 million from income of $5.7 million.
Divestitures of the four business units accounted for $32.1 million of the net sales decrease with minimal impact on operating income.

Steve Perkins, President and CEO, said, "We continue to see the benefit of the controls we put in place to improve operational performance in our improved project margins and the cost reduction efforts during the last 12 months. This is clearly evident in that our operating income decrease from the previous year's quarter, before restructuring and other non-recurring expenses, was only
$6.2 million given a sales decline of $53.1 million. As previously reported, we also expect further savings in manufacturing overhead and operating costs of
$5.0 - $6.0 million per year as a result of our integration efforts. We expect to begin to realize these savings in FY 2003. The past 12-18 months have been a very difficult time for our industry and our company, but DTI has "leaned up"
and has significantly reduced its breakeven point and we believe that DTI is primed for the expected recovery in capital spending."

Third Quarter Highlights

Automation segment sales for the three months ended March 24, 2002 were $46.7 million, down $48.7 million, or 51%, compared with the corresponding prior period. The decrease was attributable to general economic conditions. Gross margins in the automation segment were 16.1% compared to 16.7% in the year-ago period. The decrease in gross margins reflects unfavorable overhead variances from lower activity levels.

Packaging segment sales for the third quarter of fiscal 2002 were $13.5 million compared with $18.4 million in the same period last year, adjusted for the sale of Scheu & Kniss. Gross margins in the packaging segment were 21.8% versus 19.4%
in the third quarter of fiscal 2001. The improvement in gross margins reflects the reduction of head count and overhead costs as well as a more favorable product mix.

Restructuring

The Company announced, on March 22, 2002, the completion of its integration plan with the creation of four business segments defined by process capability and technology. The four business segments are precision assembly, assembly and test, packaging systems, and material processing. The new structure should allow the Company to streamline product offerings, capitalize on the strength of the units, reduce overlap in the market place and improve capacity utilization. To meet these goals, the Company announced the closure of the four manufacturing facilities. The facilities being closed are the Rochester, NY facility operated under the Hansford name within the precision assembly segment, the Montreal,
Canada facility operated under the Kalish name within the packaging systems segment, the Bristol, PA facility operated under the Stokes name within the material processing segment, and the Gawcott, UK fabrication operations within the assembly and test segment. Overall, the Company recorded a pre-tax restructuring charge of $8.5 million in the third quarter of fiscal 2002 to cover severance and stay bonuses, idle facility costs, write-downs of assets and other shut down costs.

Outlook for Remainder of 2002

Steve Perkins, President and CEO, said, "Even though the economy has begun to show signs of recovery, there has been no evidence as yet of a resurgence in capital spending that

has been severely depressed. However, we continue to experience an increase in quoting activity across all our business segments. This historically is a precursor to an increase in new orders. A good sign is that DTI's last six months of orders is up 14% over the preceding six-month period. We believe that the third quarter was a bottom. We expect revenues in the fourth quarter to be
20-25% higher than the third quarter and new orders to exceed $80.0 million.

We have, and will, continue to focus on reducing our costs through our continuous improvement and lean thinking initiative and are in a very good position to respond to what we believe is a pent-up demand for new systems that manufacturers cannot continue to hold off replacing or upgrading."

Conference Call

DT Industries has scheduled its quarterly conference call for May 7 at 11 a.m.
EDT, which will be webcast on the Internet by Vcall. To attend this virtual conference, log in at http://www.vcall.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software. To participate in the live audio call, dial 706-634-1012 or
888-260-4537 at least 5 minutes before start time.

A replay of the webcast will be accessible on the Vcall website for one week.
For those unable to listen to the call via the Internet, a replay of the call will be available until 12:00 midnight EDT on May 14, 2002, by dialing
706-645-9291. The confirmation number for the replay is 3978767.

Certain information contained in this press release includes forward-looking statements. These statements comprising all statements herein which are not historical are based upon the Company's current expectations about the Company's future results, performance, liquidity, financial condition, prospects and opportunities and are based on information currently available to the Company.
These statements are made pursuant to the safe harbor provisions of the Private
Securities Litigation Reform Act of 1995. References to the words "believe",
"expect", "anticipate", "should", and similar expressions used herein indicate such forward-looking statements. The Company's actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in or implied by any forward-looking statements as a result of various factors, including economic downturns in industries or markets served, delays or cancellations of customer orders, delays in shipping dates of products, availability of financing when needed on acceptable terms, including the Company's ability to successfully negotiate with lenders to refinance its senior bank debt prior to its maturity on July 2, 2002, the terms of any refinanced bank debt, restructured convertible preferred securities and/or newly issued equity, significant cost overruns on projects, excess product warranty expenses, collectability of past due customer receivables, significant restructuring or other special, non-recurring charges, foreign currency exchange rate fluctuations, delays in achieving anticipated cost savings or in fully implementing project management systems, changes in interest rates, increased inflation, the outcome of pending litigation related to the previously announced restated financial statements, the Company's ability to implement operational and financial systems to manage the Company's decentralized operations and other factors described in the Company's filings with the U.S. Securities and Exchange Commission.

                          -FINANCIAL TABLES TO FOLLOW-

Consolidated Balance Sheets
(Dollars in Thousands Except Per Share Data)
(Unaudited)
--------------------------------------------------------------------------------

                                                                            March 24,             June 24,
                                                                              2002                  2001
                                                                     ------------------    ------------------

Assets

Current assets:

     Cash and cash equivalents                                         $      5,195         $      5,505
     Accounts receivable, net                                                56,262                70,774
     Costs and estimated earnings in excess of amounts
      billed on uncompleted contracts                                        51,383                92,000
     Inventories, net                                                        30,570                40,865
     Deferred tax assets                                                     14,935                7,862
     Prepaid expenses and other                                               2,556                 4,635
                                                                       ------------------    ------------------
          Total current assets                                              160,901               221,641
Property, plant and equipment, net                                           43,164                62,463
Goodwill, net                                                               123,804               123,767
Other assets, net                                                             5,319                 6,830
                                                                       ------------------    ------------------
                                                                       $    333,188          $    414,701
                                                                       ==================    ==================
Liabilities and Stockholders' Equity

Current liabilities:
     Senior secured term and revolving credit facility                 $     68,836                35,500
     Current portion of long-term debt                                          426                   651
     Accounts payable                                                        18,753                40,917
     Customer advances                                                       34,466                25,651
     Accrued liabilities                                                     34,530                37,143
                                                                       ------------------    ------------------
         Total current liabilities                                          157,011               139,862
                                                                       ------------------    ------------------
Senior secured term and revolving credit facility                            ---                   89,643
Other long-term debt                                                          6,648                 6,928
Other long-term liabilities                                                   3,474                 3,778
                                                                       ------------------    ------------------
          Total long-term obligations                                        10,122                100,349
                                                                       ------------------    ------------------
Commitments and contingencies

Company-obligated, mandatorily redeemable convertible
preferred securities of subsidiary DT Capital Trust
holding solely convertible junior subordinated
debentures of the Company
                                                                             85,085                80,652
                                                                        ------------------    ------------------
Stockholders' equity:

     Preferred stock, $0.01 par value; 1,500,000 shares
          authorized; no shares issued and outstanding
     Common stock, $0.01 par value; 100,000,000 shares
          authorized; 10,387,274 and 10,337,274 shares
          outstanding, at March 24, 2002 and June 24,
          2001, respectively                                                    113                   113
     Additional paid-in capital                                             126,824               127,853
     Accumulated deficit                                                    (19,968)               (6,965)
     Cumulative translation adjustment                                       (2,327)               (2,058)
     Unearned portion of restricted stock                                      (604)                 (661)
Less -
     Treasury stock (988,488 and 1,038,488 shares at
     March 24, 2002 and June 24, 2001, respectively),
     at cost                                                                (23,068)               (24,444)
                                                                       ------------------    ------------------
         Total stockholders' equity
                                                                             80,970                93,838
                                                                       ------------------    ------------------
                                                                       $    333,188         $     414,701
                                                                       ==================    ===================

Consolidated Statement of Operations
(Dollars in Thousands Except Per Share Data)
(Unaudited)
-----------------------------------------------------------------------------------------------------------------

                                                Three months ended                        Nine months ended
                                          March 24,            March 25,            March 24,           March 25,
                                            2002                 2001                 2002                 2001
                                       ----------------     ----------------     ----------------    -----------------
Net sales                              $  60,184           $   123,965           $  248,772          $  371,841
Cost of sales                             49,712               103,371              199,701             306,567
                                       ----------------     ----------------     ----------------    -----------------
Gross profit                              10,472                20,594               49,071              65,274
Selling, general and
   administrative expenses                14,086                19,456               42,278              59,052
Restructuring charges                      8,508                 ---                 10,029               ---
Net loss on disposal of assets                ---                  558                  ---                 558
                                       ----------------     ----------------     ----------------    -----------------
Operating income (loss)                  (12,122)                  580               (3,236)              5,664
Interest expense                           3,006                 3,776                9,371              11,455
Accrued dividends on Company-
   obligated, mandatorily
   redeemable convertible
   preferred securities of
   subsidiary DT Capital Trust
   holding solely convertible junior
   subordinated debentures of the
   Company, at 7.16% per annum              1,528                1,387                4,433               4,095
                                       ----------------     ----------------     ----------------    -----------------

Loss before benefit for
   income taxes                           (16,656)              (4,583)             (17,040)             (9,886)
Benefit for income taxes                   (3,902)              (1,149)              (4,037)             (2,399)
                                       ----------------     ----------------     ----------------    -----------------
Net loss                               $  (12,754)          $   (3,434)          $  (13,003)          $  (7,487)
                                       ================     ================     =================   ==================
Net loss per common share:
   Basic                               $    (1.23)          $    (0.34)          $    (1.25)          $   (0.74)
   Diluted                             $    (1.23)          $    (0.34)          $    (1.25)          $   (0.74)
                                       ================     ================     =================   ==================

Weighted average common
  shares outstanding:
      Basic                           10,387,274                10,154,163       10,371,706          10,129,995
      Diluted                         10,387,274                10,154,163       10.371,706          10,129,995
                                      ================     ================     =================   ==================

Supplemental Schedule 1
Adjusted Consolidated Statement of Operations
In Thousands Except per Share Data

                                                                                        Three Months Ended
                                                   -----------------------------------------------------------------------------------------------
                                                   March 24, 2002                 March 24, 2002     March 25, 2001                 March 25, 2001
                                                   as reported     Adjustments (1)as adjusted        as reported    Adjustments (2) as adjusted
                                                   --------------------------------------------     ----------------------------------------------

Net Sales                                               60,184           -       60,184                 123,965      (10,648)    113,317
Cost of Sales                                           49,712           -       49,712                 103,371       (9,637)     93,734
                                                   -------------------------------------            -------------------------------------
Gross Profit                                            10,472           -       10,472                  20,594       (1,011)     19,583

Selling, general and administrative expenses            14,086           -       14,086                  18,133       (1,116)     17,017
Goodwill amortization                                        -           -            -                   1,323            -       1,323
Restructuring charges                                    8,508      (8,508)           -                       -                        -
Net loss on disposal of assets                               -           -            -                     558         (558)          -
                                                   -------------------------------------            -------------------------------------
Operating income (loss)                                (12,122)      8,508       (3,614)                    580          663       1,243

Interest expense                                         3,006           -        3,006                   3,776            -       3,776

Accrued dividends on Convertible Preferred Securities    1,528           -        1,528                   1,387            -       1,387

                                                   -------------------------------------            -------------------------------------
Loss before income tax expense (benefit)
   for income taxes                                    (16,656)      8,508       (8,148)                 (4,583)         663      (3,920)
Income tax expense (benefit)                            (3,902)      2,173       (1,729)                 (1,149)         232        (917)

                                                   -------------------------------------            -------------------------------------
Net loss                                               (12,754)      6,335       (6,419)                 (3,434)         431      (3,003)
                                                   =====================================            =====================================

Weighted average basic and diluted shares outstanding   10,387      10,387       10,387                  10,154       10,154      10,154
Net loss per basic and diluted common share            $ (1.23)     $ 0.61      $ (0.62)                $ (0.34)      $ 0.04     $ (0.30)

Gross margin                                             17.4%           -        17.4%                   16.6%         9.5%       17.3%
Operating margin                                        -20.1%           -        -6.0%                    0.5%        -6.2%        1.1%

Goodwill amortization for the three months ended March 25, 2001, net of tax                             $ 1,169            -     $ 1,169
EPS impact of goodwill amortization, net of tax                                                          $ 0.12            -      $ 0.12

(1)  Adjusted for FY02 restructuring costs
(2)  Adjusted to exclude the operating results of the divisions sold and the net losses on the sale of assets

                                                                                      Nine Months Ended
                                                   --------------------------------------------------------------------------------------
                                                   March 24, 2002                   March 24, 2002   March 25, 2001                March 25, 2001
                                                   as reported     Adjustments (1)  as adjusted      as reported Adjustments (2)   as adjusted
                                                   -------------------------------------            -------------------------------------

Net Sales                                              248,772           -      248,772                 371,841      (32,132)    339,709
Cost of Sales                                          199,701           -      199,701                 306,567      (28,755)    277,812
                                                  -------------------------------------            -------------------------------------
Gross Profit                                            49,071           -       49,071                  65,274       (3,377)     61,897

Selling, general and administrative expense             42,278           -       42,278                  55,051       (3,488)     51,563
Goodwill amortization                                        -           -            -                   4,001            -       4,001
Restructuring expense                                   10,029     (10,029)           -                       -                        -
Net loss on disposal of assets                               -           -            -                     558         (558)          -
                                                                                      -                                                -
                                                   -------------------------------------            -------------------------------------
Operating income (loss)                                 (3,236)     10,029        6,793                   5,664          669       6,333

Interest expense                                         9,371           -        9,371                  11,455            -      11,455

Accrued dividends on Convertible Preferred Securities    4,433           -        4,433                   4,095            -       4,095

                                                   -------------------------------------            -------------------------------------
Loss before income tax expense (benefit)
  for income taxes                                     (17,040)     10,029       (7,011)                 (9,886)         669      (9,217)
Income tax expense (benefit)                            (4,037)      2,706       (1,332)                 (2,399)         234      (2,165)
                                                   -------------------------------------            -------------------------------------
Net loss                                               (13,003)      7,324       (5,680)                 (7,487)         435      (7,052)
                                                   =====================================            =====================================

Weighted average basic and diluted shares outstanding   10,372      10,372       10,372                  10,130       10,130      10,130
Net loss per basic and diluted common share            $ (1.25)     $ 0.71      $ (0.55)                $ (0.74)      $ 0.04     $ (0.70)

Gross margin                                             19.7%           -        19.7%                   17.6%        10.5%       18.2%
Operating margin                                         -1.3%           -         2.7%                    1.5%        -2.1%        1.9%

Goodwill amortization for the nine months ended March 25, 2001, net of tax                              $ 3,539            -     $ 3,539
EPS impact of goodwill amortization, net of tax                                                          $ 0.35            -      $ 0.35

(1)  Adjusted for FY02 restructuring costs
(2)  Adjusted to exclude the operating results of the divisions sold and the net losses on the sale of assets